                                                                    Exhibit 4.11

                     [FORM OF PREFERRED SHARE CERTIFICATE]

FORMED UNDER THE LAWS                             Series D Cumulative Redeemable
OF THE STATE OF MARYLAND                 Preferred Shares of Beneficial Interest

                                                       Par Value $1.00 Per Share

                                                            CUSIP 039581 50 9


THIS CERTIFICATE IS TRANSFERABLE IN                    SEE REVERSE FOR IMPORTANT
NEW YORK, NY                                     NOTICE ON TRANSFER RESTRICTIONS
AND RIDGEFIELD PARK, NJ                                    AND OTHER INFORMATION



                                  [ L O G O ]


                          ARCHSTONE COMMUNITIES TRUST

This Certifies that









is the owner of

fully paid and non-assessable Preferred Shares of Beneficial Interest, $1.00 par value per share, of Archstone Communities Trust, a real estate investment trust formed under the laws of the State of Maryland (the "Trust") transferable only on the books of the Trust by the holder hereof in person or by its duly authorized Attorney upon the surrender of this Certificate properly endorsed.
     The Preferred Shares evidenced by this Certificate are subject to the Bylaws of the Trust and the Declaration of Trust, each as amended from time to time, such Declaration of Trust being filed and of record with the State Department of Assessments and Taxation of Maryland. The holder hereof has no interest, legal or equitable, in any specific property of the Trust.
     This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     WITNESS the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.


Dated:                           COUNTERSIGNED AND REGISTERED
                                      CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                                                    Transfer Agent and Registrar


                                                    AUTHORIZED SIGNATURE


                   SECRETARY     [SEAL]      CHAIRMAN

             [FORM OF REVERSE SIDE OF PREFERRED SHARE CERTIFICATE]

                                IMPORTANT NOTICE
                                ----------------
                          ARCHSTONE COMMUNITIES TRUST

     THE DECLARATION OF TRUST ON FILE IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND SETS FORTH A FULL STATEMENT OF THE INFORMATION REQUIRED BY SECTION 8-203(d) OF THE CORPORATIONS AND ASSOCIATIONS ARTICLE OF THE ANNOTATED CODE OF MARYLAND WITH RESPECT TO (A) ALL OF THE DESIGNATIONS, PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION AND OTHER RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED AND (B) THE AUTHORITY OF THE BOARD OF TRUSTEES TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF PREFERRED SHARES. THE TRUST WILL FURNISH A COPY OF SUCH STATEMENT TO ANY HOLDER OF SHARES WITHOUT CHARGE ON REQUEST TO THE SECRETARY OF THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS.

     The Preferred Shares represented by this Certificate are subject to restrictions on ownership and Transfer for purposes of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Declaration of Trust, no Person may Beneficially Own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees) of the number or value of the outstanding Shares of the Trust (unless such Person is an Existing Holder or an Excluded Holder). Any Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Trust in writing at least 30 days prior to such proposed or attempted Transfer. In addition, Share ownership by and Transfers of Shares to Non-U.S. Persons and certain Tenants of the Trust are subject to certain restrictions. If the restrictions on Transfer are violated, the Preferred Shares represented hereby shall be designated and treated as Excess Shares which shall be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary. Unless otherwise indicated, all capitalized terms in this legend have the meanings defined in the Declaration of Trust, a copy of which, including the restrictions on Transfer, shall be furnished to each shareholder on request and without charge.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   --  as tenants in common       UNIF  GIFT  MIN  ACT --_________Custodian______________
TEN ENT   --  as tenants by the                                  (Cust)              (Minor)
              entireties
JT TEN    --  as joint tenants with                            Under Uniform Gifts to Minors Act
              the right of
              survivorship and not                             _________________________________
              as tenants in common                                          (State)

                                         UNIF  TRF  MIN  ACT --_________Custodian_______________
                                                                (Cust)              (Minor)

                                                               (until age ______) under Uniform
                                                               Transfers to Minors Act

                                                               _________________________________
                                                                             (State)

    Additional abbreviations may also be used though not in the above list.

     For Value Received, _________________ hereby sell, assign and transfer unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------------------------

--------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

--------------------------------------------------------------------------------

__________________________________________________________________________Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint_____________________________________________________________________

________________________________________________________________________Attorney
to transfer the said shares on the books of the within named Trust with full power of substitution in the premises.


Dated:___________________________

                                  ---------------------------------------------
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.